Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2022, relating to the financial statements of BridgeBio Pharma, Inc. and the effectiveness of BridgeBio Pharma, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of BridgeBio Pharma, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Francisco, California
February 6, 2023